UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 26, 2017, the shareholders of Meritor, Inc. (the “Company”), at the 2017 Annual Meeting of Shareholders, approved the adoption by the Board of Directors of the amended and restated 2010 Long-Term Incentive Plan (the “Amended LTIP”) to: (i) increase the maximum number of shares of common stock available for delivery by 3.0 million shares; (ii) increase the limit on per participant awards to 1,000,000 shares in a single fiscal year; (iii) eliminate the ability to add back to the reserved shares available for issuance under the Amended LTIP shares repurchased on the open market with proceeds received by the Company from shares issued upon exercise of an option; (iv) reduce the exception for the percentage of total shares authorized to be issued under the Amended LTIP in the aggregate that have no minimum vesting period to 5%; and (v) clarify that EBITDA and EBITDA divided by sales are included as Qualifying Performance Criteria (as defined in the Amended LTIP), to add a new Qualifying Performance Criteria for debt and debt ratios and to clarify that the pre-established performance criteria may also provide for adjustments by the administrator of the Amended LTIP to include the effects of certain extraordinary, non-recurring or similar items.

The purpose of the Amended LTIP is to enhance shareholder value by linking the compensation of directors, officers and key employees to increases in the price of Company stock and achievement of other performance objectives, and to encourage ownership in the Company by key employees whose long-term employment is considered essential to the Company’s continued progress and success. The Amended LTIP is also intended to assist in the recruitment of new employees and to motivate, retain and encourage such personnel to act in the shareholders’ interest and share in the Company’s success. The Amended LTIP provides for grants in the form of stock options, stock appreciation rights, stock awards (including restricted shares and restricted share units), other stock-based awards and cash awards. No more than 13 million shares may be issued under the Amended LTIP, subject to other limitations on certain types of awards. The Amended LTIP is administered by the Compensation and Management Development Committee of the Board of Directors with respect to awards to employees and by the Corporate Governance and Nominating Committee with respect to awards to directors.

For further information on the terms of potential awards and the other provisions of the Amended LTIP, including the effects of termination of employment and change of control of the Company, see the text of the Amended LTIP, which is filed as an appendix to the Company’s definitive proxy statement for the 2017 Annual Meeting of Shareholders and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its 2017 Annual Meeting of Shareholders on January 26, 2017. At the meeting, the following matters were voted on and received the specified number of votes in favor, votes withheld or against, abstentions (if applicable) and broker non-votes:

(i)	Election of directors: The following individuals were elected to the Board of Directors, with terms expiring at the Annual Meeting of Shareholders in 2020. Voting results were as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
Rhonda L. Brooks	64,802,203	2,658,800	8,936,393
Jeffrey A. Craig	65,130,963	2,330,040	8,936,393
William J. Lyons	65,796,394	1,664,609	8,936,393

(ii)	Approval of executive compensation: The shareholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s definitive proxy statement for the 2017 Annual Meeting of Shareholders. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
64,079,731	3,096,816	284,456	8,936,393

(iii)	Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation: The shareholders approved, on an advisory basis, the presentation of an advisory vote on named executive officer compensation every year. Voting results were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
62,541,068	110,903	4,258,377	550,655	8,936,393

Based on these results and its previous recommendation, the Board of Directors has adopted a policy to hold an advisory vote on named executive officer compensation every year, until the next advisory vote on the frequency of shareholder votes on the compensation of the named executive officers.

(iv)	Appointment of auditors: The shareholders approved the ratification of the selection by the Audit Committee of the Board of Directors of the firm of Deloitte & Touche LLP as the Company’s auditors. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
74,277,076	1,380,394	739,926	N/A

(v)	Amendment to LTIP: The shareholders approved the amended and restated 2010 Long-Term Incentive Plan. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
63,858,374	3,404,113	198,516	8,936,393

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: January 30, 2017	By:	/s/ April Miller Boise
April Miller Boise
Senior Vice President, General Counsel
and Corporate Secretary